First Quarter 2024 Earnings Review United Bankshares, Inc. April 25, 2024 exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) United’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; (ii) the effect of the COVID-19 pandemic; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; (2) volatility and disruptions in global capital and credit markets; (3) interest rate, securities market and monetary supply fluctuations; (4) increasing rates of inflation and slower growth rates; (5) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; (6) the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; (7) future provisions for credit losses on loans and debt securities; (8) changes in nonperforming assets; (9) competition; (10) changes in legislation or regulatory requirements and (11) the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). United cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning United or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. United does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. IMPORTANT INFORMATION

Achieved Net Income of $86.8 million and Diluted Earnings Per Share of $0.64 Generated Return on Average Assets of 1.19%, Return on Average Equity of 7.25%, and Return on Average Tangible Equity* of 11.98% Consistently ranked as one of the most trustworthy banks in America by Newsweek (#1 in 2023, #2 in 2022, #4 in 2024) Quarterly dividend of $0.37 per share equates to a yield of ~4.3% (based upon recent prices). 2023 was the 50th consecutive year of dividend increases to shareholders Net Interest Margin (FTE) remains solid at 3.44% Asset quality remains sound and Non-Performing Assets remained low at 0.26% of Total Assets Strong expense control with an efficiency ratio of 55.26% Capital position remains robust and liquidity remains sound 1Q24 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $86.8 million in 1Q24 compared to $79.4 million in 4Q23, with diluted EPS of $0.64 in 1Q24 compared to $0.59 in 4Q23. Net Interest Income decreased $7.2 million primarily due to higher interest expense driven by the impact of deposit rate repricing, a decrease in acquired loan accretion income and a decrease in loan fees. Provision Expense was $5.7 million in 1Q24 compared to $6.9 million in 4Q23. Noninterest Income decreased $1.5 million compared to 4Q23 driven by a decrease of $3.0 million in other noninterest income. 4Q23 included a $2.7 million gain from the payoff of a fixed rate commercial loan that had an associated interest rate swap derivative. Partially offsetting the decrease in noninterest income was a $907 thousand increase in fees from brokerage services. Noninterest Expense decreased $11.5 million compared to 4Q23 driven by a decrease in FDIC insurance expense of $10.2 million. 1Q24 included $1.8 million of expense related to the FDIC special assessment as compared to $12.0 million in 4Q23. The Noninterest Expense decline in 1Q24 was also driven by decreases in other noninterest expense of $4.9 million and in the expense for the reserve for unfunded loan commitments of $2.7 million partially offset by an increase in employee benefits of $4.9 million and an increase in employee compensation of $1.5 million. The effective tax rate decreased from 23.8% to 19.8% in 1Q24 driven by the impact of provision to return adjustments in 4Q23. EARNINGS SUMMARY

PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix. Strong profitability and expense control 4Q23 was impacted by a $12.0 million expense related to the FDIC’s special assessment levied on banking organizations to recover losses to the Deposit Insurance Fund.

NET INTEREST INCOME AND MARGIN



Average Yields
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
1Q23
2Q23
3Q23
4Q23
1Q24
Net Loans
Investment Securities
Interest-Bearing Deposits



Net Interest Income & Net Interest Margin
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	1Q23	2Q23	3Q23	4Q23	1Q24
Loan PA Accretion	3.1	3.1	2.3	3.0	2.5
Net Interest Income (FTE), excluding loan accretion	232.3	225.5	227.0	227.5	220.9
Net Interest Margin (FTE)	3.63%	3.51%	3.54%	3.55%	3.44%

- Reported Net Interest Margin decreased from 3.55% to 3.44% LQ.
- Linked-quarter Net Interest Income (FTE) decreased $7.2 million primarily due to higher interest expense driven by the impact of deposit rate repricing, a decrease in acquired loan accretion income and a decrease in loan fees.
- Approximately ~57% of the loan portfolio is fixed rate and ~43% is adjustable rate, while ~28% of the total portfolio is projected to reprice within the next 3 months.
- ~26% of the securities portfolio is floating rate. Securities balances of approximately ~$800 million with an average yield of ~4.8% are projected to roll off over the remainder of 2024. During 1Q24, approximately ~$250 million of short-term Treasury securities with an average yield of ~5.4% were purchased to replace ~$300 million of maturing Treasury securities with an average yield of ~1.8%. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 4.0 years.
- Scheduled purchase accounting loan accretion is estimated at $6.2 million for the remainder of FY 2024 and $5.8 million for FY 2025.

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LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)


Loans, EOP
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$20,631
$20,782
$21,115
$21,373
$21,533
1Q23
2Q23
3Q23
4Q23
1Q24

$ in millions


Non Owner Occupied CRE
Other 17%
Retail 19%
Office 14%
Multifamily 25%
Special Purpose 8%
Hospitality 12%
Industrial 5%

		1Q24	% of Total		LQ Change
Owner Occupied CRE	$	1,625	7.5%	$	27
Non Owner Occupied CRE	$	7,010	32.6%	$	292
Commercial	$	3,540	16.4%	$	(33)
Residential Real Estate	$	5,366	24.9%	$	95
Construction & Land Dev.	$	2,998	13.9%	$	(151)
Bankcard	$	9	0.0%	$	(1)
Consumer	$	984	4.6%	$	(70)
Total Gross Loans	$	21,533	100.0%	$	159

- Linked-Quarter loan balances increased $159 million primarily driven by Non Owner Occupied CRE and Residential Real Estate loans.
- Loan growth continues to be led by the North Carolina & South Carolina markets, with loan balances up 13.3% annualized in 1Q24. This is in line with the full year 2023 growth of 13.3%.
- Non Owner Occupied CRE to Total Risk Based Capital was ~262% at 1Q24. CRE portfolio remains diversified among underlying collateral types.
- Non Owner Occupied Office loans total $1.0 billion (~5% of total loans). The Top 40 Office loans make up ~68% of total Non Owner Occupied Office balances. The weighted average LTV based on current loan balances and appraised values at origination for the Top 40 was ~55% at 3/31/24. The weighted average LTV at origination for the Top 40 was ~63%. United has been disciplined in its approach to underwriting Office loans. The stringent underwriting process focuses on the underlying tenants, lease terms, sponsor support, location, property class, amenities, etc.
- Weighted average FICO of all consumer-related loan sectors is ~756.
- Total purchase accounting-related fair value discount on loans was $33 million as of 3/31/24.

7

End of Period Balances (000s) 12/31/23 3/31/24 Non-Accrual Loans $30,919 $63,053 90-Day Past Due Loans $14,579 $11,329 Total Non-performing Loans $45,498 $74,382 Other Real Estate Owned $2,615 $2,670 Total Non-performing Assets $48,113 $77,052 Non-performing Loans / Loans 0.21% 0.35% Non-performing Assets / Total Assets 0.16% 0.26% Annualized Net Charge-offs / Average Loans 0.05% 0.04% Allowance for Loan & Lease Losses (ALLL) $259,237 $262,905 ALLL / Loans, net of unearned income 1.21% 1.22% Allowance for Credit Losses (ACL)* $303,943 $305,820 ACL / Loans, net of unearned income 1.42% 1.42% NPAs were $77.1 million at 3/31/24 compared to $48.1 million at 12/31/23 with the ratio of NPAs to Total Assets increasing from 0.16% to 0.26%. The increase was driven by one commercial & industrial loan relationship. 30-89 Day Past Due loans declined from 0.39% of total loans at 12/31/23 to 0.32% of total loans at 3/31/24. ALLL increased $3.7 million LQ to 1.22% of Total Loans. CREDIT QUALITY *ACL is comprised of ALLL and the reserve for lending-related commitments

Strong core deposit base with 26% of deposits in Non Interest Bearing accounts. LQ deposits increased $100 million driven by Money Market Accounts and Time Deposits, partially offset by declines in other categories. Brokered deposits total $267.8 million (only 1.2% of total deposits), which represents a decline of $4.4 million compared to 4Q23. Cumulative interest bearing deposit beta of ~55% and total deposit beta of ~41% since 1Q22. Enviable deposit franchise with an attractive mix of both high growth MSAs and stable, rural markets with a dominant market share position. Top 10 Deposit Markets by MSA (as of 6/30/23) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 9,907,513 61 6 Charleston, WV 1,573,967 7 2 Morgantown, WV 1,038,394 6 2 Myrtle Beach, SC 828,928 11 7 Parkersburg, WV 778,888 4 1 Richmond, VA 733,180 12 8 Hagerstown, MD 621,574 6 3 Charlotte, NC 594,782 7 17 Wheeling, WV 516,579 6 2 Beckley, WV 482,704 6 2 $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY

LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL

Deposit Account Details ($ in millions)	End of Period Ratios / Values	
	3/31/24	% of Total Deposits
Estimated Uninsured Deposits (less affiliate and collateralized deposits)	$6,727	29%
Estimated Insured/Collateralized Deposits	$16,193	71%
Total Deposits	$22,920	100%

- Liquidity remains strong with a granular deposit base and geographic diversification.
  - Average deposit account size is ~$35 thousand with >650 thousand total deposit accounts.
- Estimated uninsured/uncollateralized deposits were 28% at 12/31/23 and 37% at 12/31/22.

Available Liquidity ($ in millions)	3/31/24
Cash & Cash Equivalents	$1,733
Unpledged AFS Securities	$1,334
Available FHLB Borrowing Capacity	$2,861
Available FRB Discount Window Borrowing Capacity	$2,527
Subtotal	$8,454
Additional FHLB Capacity (with delivery of collateral)	$4,141
Additional Brokered Deposit Capacity (based on internal policy)	$4,316
Total Liquidity*	$16,911

*Does not include other sources of liquidity such as Fed Funds Lines, additional Reciprocal Deposit capacity, etc.

- No borrowings from the FRB Discount Window or BTFP during 2023 or 2024 YTD.
- Ample additional liquidity sources over and above those shown in the table above for contingency purposes.

10

West Virginia #2 in the state (second only to Truist) with $6.0 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSAs and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#6 overall) with $9.9 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #6 in 2023, with total deposits increasing from $2.1 billion to $9.9 billion. Virginia- #7 in the state with $8.6 billion (including VA deposits within the D.C. MSA). North Carolina #17 in the state with $2.2 billion. Select MSAs: #17 in Charlotte #27 in Raleigh #11 in Wilmington #10 in Greenville #1 in Washington #8 in Rocky Mount #9 in Fayetteville South Carolina #11 in the state with $1.7 billion. Select MSAs: #11 in Charleston #7 in Myrtle Beach #15 in Greenville #15 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/23

End of Period Ratios / Values 12/31/23 3/31/24** Common Equity Tier 1 Ratio 13.1% 13.2% Tier 1 Capital Ratio 13.1% 13.2% Total Risk Based Capital Ratio 15.4% 15.6% Leverage Ratio 11.4% 11.4% Total Equity to Total Assets 15.9% 16.0% *Tangible Equity to Tangible Assets (non-GAAP) 10.2% 10.3% Book Value Per Share $35.36 $35.56 *Tangible Book Value Per Share (non-GAAP) $21.27 $21.50 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 4Q23 or 1Q24. As of 3/31/24, there were 4,371,239 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Select guidance is being provided for 2024. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan growth, excluding loans held for sale, to be in the low to mid single digits for the remainder of 2024 (annualized). Loan pipelines continue to be relatively strong. Expect investment portfolio balances to decrease ~$500 million for the remainder of 2024. Expect deposit growth in the low to mid single digits for the remainder of 2024 (annualized). Net Interest Income / Net Interest Margin: Net interest income (non-FTE) expected to be in the range of $900 million to $915 million for 2024 (assumes two 25 bps rate cuts in 2024). Expect the net interest margin to remain relatively stable in 2024 compared to 1Q24. Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect credit environment to continue to normalize. Expect our credit performance to outperform the industry. Current planning assumption for provision expense is $28 million for FY 2024. Non Interest Income: Expect non interest income to be in the range of $120 million to $128 million for 2024. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense to be in the range of $555 million to $565 million for 2024. Effective Tax Rate: Estimated at approximately ~19.8%. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2024 OUTLOOK

Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a dominant market share position Consistently high-performing company with a culture of disciplined risk management and expense control 50 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Experienced management team with a proven track record of execution Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities Attractive valuation with a current Price-to-Earnings Ratio of 13.0x (based upon median 2024 street consensus estimate of $2.65 per Bloomberg) INVESTMENT THESIS

APPENDIX

(dollars in thousands) 1Q23 2Q23 3Q23 4Q23 1Q24 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $98,307 $92,459 $96,157 $79,390 $86,814 (B) Number of Days in the Quarter 90 91 92 92 91 Average Total Shareholders' Equity (GAAP) $4,570,288 $4,659,094 $4,687,124 $4,697,680 $4,816,476 Less: Average Total Intangibles (1,907,331) (1,906,053) (1,904,769) (1,903,458) (1,901,074) (C) Average Tangible Equity (non-GAAP) $2,662,957 $2,753,041 $2,782,355 $2,794,222 $2,915,402   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 14.97% 13.47% 13.71% 11.27% 11.98%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   12/31/2023 3/31/2024     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 29,926,482 $ 30,028,798   Less: Total Intangibles (GAAP) (1,901,394) (1,900,484)     Tangible Assets (non-GAAP) $ 28,025,088 $ 28,128,314         Total Shareholders' Equity (GAAP)   $ 4,771,240 $ 4,807,441     Less: Total Intangibles (GAAP)   (1,901,394) (1,900,484)   Tangible Equity (non-GAAP)   $ 2,869,846 $ 2,906,957   Tangible Equity to Tangible Assets (non-GAAP)   10.2% 10.3%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,771,240 $ 4,807,441   Less: Total Intangibles (GAAP) (1,901,394) (1,900,484)   Tangible Equity (non-GAAP) $ 2,869,846 $ 2,906,957   ÷ EOP Shares Outstanding (Net of Treasury Stock) 134,949,063 135,192,675   Tangible Book Value Per Share (non-GAAP) $21.27 $21.50             RECONCILIATION OF NON-GAAP ITEMS (CONT.)